Bateman & Co., Inc., P.C.
Certified Public Accountants

5 Briardale Court
Houston, Texas 77027-2904
(713) 552-9800
FAX (713) 552-9700
www.batemanhouston.com

October 24, 2003

By Fax (202.942.9656) and Regular Mail:

SEC - Office of the Chief Accountant

Attn: SECPS letter File

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, NW

Washington, DC 20549

By E-mail and Regular Mail:

Mr. Nanuk Warman, President

Neutron Enterprises, inc.

201 - 15225 Thrift Ave.,

White rock BC V4B 2K9

Ladies/Gentleman:

We were previously principal accountants for Neutron Enterprises, Inc., (Commission File Number 333-56516), and we issued our report dated March 27, 2003 on the financial statements of Neutron Enterprises, Inc. as of December 31, 2002 and for the two years then ended, and the period from inception, December 28, 2000, through December 31, 2002.

We have read the Form 8-K dated October 23, 2003, and we concur with the information shown therein.

We confirm we had no disagreements with Neutron Enterprises, Inc., on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the two years ending December 31, 2002.

Very truly yours,

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